Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders
of Hythiam, Inc.
Los Angeles, California
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 Nos. 333-112353, 333-121634, 333-123772, 333-123773, 333-128544 and 333-128931 of Hythiam, Inc. of our report dated March 15, 2006, relating to the consolidated financial statements and the effectiveness of Hythiam, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.
BDO Seidman, LLP
Los Angeles, California
March 15, 2006